UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): NOVEMBER 6, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Second Amendment and Waiver to Credit Agreement
     Atari, Inc. (“Atari” or the “Company”) is a party to the Credit Agreement, dated as of November 3, 2006 (the “Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, as administrative agent. The Credit Agreement was amended on October 23, 2007, when the Company entered into a Waiver and Amendment to the Credit Agreement (the “First Amendment”) among the Company, the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., (“BlueBay”) as successor administrative agent. A copy of the Credit Agreement has been filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and a copy of the First Amendment has been filed as Exhibit 10.2 to our Periodic Report on Form 8-K dated October 24, 2007. On November 6, 2007, the Company, the lenders party thereto and BlueBay entered into a Waiver and Second Amendment to the Credit Agreement (the “Second Amendment”). A copy of the Second Amendment is filed herewith as Exhibit 10.1 and this description of the Second Amendment is qualified in its entirety by reference to the Second Amendment as so filed.
     Under the Second Amendment, BlueBay agreed to waive all non-compliance or potential non-compliance with certain representations and covenants under the Credit Agreement, as amended, that have occurred since October 23, 2007 and are continuing as of November 6, 2007. Furthermore, the Second Amendment amends the Credit Agreement’s covenants against incurring indebtedness and liens and entering into transactions with affiliates and certain restrictive agreements, in contemplation of Atari’s entering into the TDU Agreements (as defined below) in respect of Atari’s “Test Drive” video game franchise with Infogrames Entertainment, S.A. (“IESA”), which agreements are more fully discussed below. A new event of default was also added to address the occurrence of IESA’s termination of or disaffirmation of obligations under the Intercreditor Agreement (as defined below).
     The Second Amendment is conditioned on, among other things, Atari’s entering into the TDU Agreements and Atari’s receipt of not less than $5 million pursuant to such agreements.
License Agreements for the Test Drive Franchise
     On November 8, 2007, the Company and IESA entered into two separate license agreements pursuant to which the Company grants IESA the exclusive right and license, under the Company’s trademark and intellectual and property rights, to create, develop, distribute and otherwise exploit licensed products derived from the Company’s series of interactive computer and video games known as “Test Drive” and “Test Drive Unlimited” (the “Franchise”) for a term of seven years (collectively, the “TDU Agreements”). In addition, the Company grants IESA the exclusive right to distribute any Company-published versions of “Test Drive” and “Test Drive Unlimited” throughout the world (except the United States, Canada, Mexico and their possessions), on the same terms as provided in the Distribution Agreement between the Company and IESA dated December 16, 1999, as amended. A copy of the Trademark License of the Test Drive Franchise (the “Trademark Agreement”) is filed herewith as Exhibit 10.2 and this description of the Trademark Agreement is qualified in its entirety by reference to the Trademark Agreement as so filed. A copy of the General Intellectual Property and Proprietary Rights (Other than Trademark Rights) License of the Test

Drive Franchise (the “IP Agreement”) is filed herewith as Exhibit 10.3 and this description of the IP Agreement is qualified in its entirety by reference to the IP Agreement as so filed.
     IESA is required to pay the Company a non-refundable advance, fully recoupable against royalties to be paid under each of the TDU Agreements, of (i) $4 million under the Trademark Agreement and (ii) $1 million under the IP Agreement, both advances of which shall accrue interest at a yearly rate of 15%, compounded annually, throughout the term of the applicable agreement (collectively, the “Advance Royalty”). The Advance Royalty is to be paid by IESA within five business days of the effective dates of the TDU Agreements and has been paid as of the date of this filing. Under the Trademark Agreement, the base royalty rate is 7.2% of net revenue actually received by IESA from the sale of licensed products, or, in lieu of the foregoing royalties, 40% of net revenue actually received by IESA from the exploitation of licensed products on the wireless platform. Under the IP Agreement, the base royalty rate is 1.8% of net revenue actually received by IESA from the sale of licensed products, or, in lieu of the foregoing royalties, 10% of net revenue actually received by IESA from the exploitation of licensed products on the wireless platform.
     IESA also agreed to develop and commercially release at least two interactive software games based on the Franchise for at least one major gaming platform and the PC platform, the first game to be released within 20 months of the effective date of the TDU Agreements and the second game within 60 months of the effective date of the TDU Agreements (the “Release Commitments”).
     As security for the full payment and performance of the Company’s obligations under the TDU Agreements, the Company granted IESA a continuing security interest in all of the Company’s right, title and interest in all intellectual property and proprietary rights owned by Atari in “Test Drive Unlimited”, all rights to maintain and enforce infringement claims on such rights, all inventory and accounts receivable derived or realized from “Test Drive Unlimited”, and all products and proceeds of the foregoing. However, IESA agreed to enter into an intercreditor agreement that subordinates IESA’s security interest to (and only to) the liens and security interests granted to BlueBay under the Credit Agreement (the “Intercreditor Agreement”).
     The TDU Agreements each may be terminated by the Company if IESA (i) fails to timely satisfy the Release Commitments, (ii) fails to make timely payment of the Advance Royalty or (iii) fails to make timely payment of royalties owed to the Company, and any such occurrence of the foregoing is not cured within 30 days. In the event the Company materially breaches its obligations under either of the TDU Agreements and such breach is not cured within 30 days, IESA shall have the right to terminate such agreement, and the Company shall pay IESA liquidated damages, as calculated in such agreement.
     Additionally, under the Trademark Agreement, the Company may terminate the Trademark Agreement if IESA commits a material breach of the quality commitments under the Trademark Agreement that causes a material damage to the Franchise, as a whole, and is not cured within 90 days.
Item 2.05. Costs Associated with Exit or Disposal Activities
     On November 4, 2007, the Company committed to undertake a plan to lower operating expenses by, among other things, reducing headcount. The plan includes (i) a reduction in force to consolidate certain operations, eliminate certain non-critical functions, and refocus certain engineering and support functions, and (ii) transfer of certain product development and business development employees to IESA in connection with the termination of a production services agreement between the Company and IESA.
     The Company currently estimates that the reduction in force will result in a savings on current payroll and related costs of an estimated $5.3 million per year of which $1.3 million relates to the transfer of employees to IESA. Restructuring charges, which primarily relate to separation packages in connection with the reduction in force and will be paid in cash, are estimated to total approximately $1.1 million and will be charged during the third and fourth quarters of fiscal year 2008.
     These actions are intended to allow the Company to devote more resources to focusing on its distribution business strategy. The Company expects to complete the implementation on or about March 31, 2008.
     The foregoing disclosure contains forward-looking statements within the meaning of the federal securities laws, including statements about the expected impact of the restructuring on our business and financial results, the timing of the completion of the restructuring and the related charges, the estimated headcount reduction and the estimated major types of costs related to the restructuring. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the ability of the Company to successfully complete its restructuring without disruption of its business, any delays in the timing of the restructuring and related charges, the possibility that the Company incorrectly estimated the restructuring charges and the headcount reduction and the possibility that the Company is unable to realize the anticipated benefits from the restructuring or that the timing of those benefits is delayed. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update publicly any forward looking statements contained in this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective November 13, 2007, David Pierce resigned from his position as President and Chief Executive Officer of the Company. We plan to replace Mr. Pierce as soon as possible.
Item 8.01 Other Events.
Election of Directors. On November 6, 2007, the Company held its 2007 Annual Meeting of Stockholders. The stockholders re-elected Evence-Charles Coppee and Jean-Michel Perbet as Class III directors to hold office until the 2010 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:

10.1	Waiver and Second Amendment to Credit Agreement, dated as of November 6, 2007, among Atari, Inc., the lenders party to the Credit Agreement, and

BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent.

10.2	Trademark License Of The Test Drive Franchise, dated as of November 8, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.3	General Intellectual Property and Proprietary Rights (Other Than Trademark Rights) License Of The Test Drive Franchise, dated as of November 8, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Curtis G. Solsvig III
Curtis G. Solsvig III
Chief Restructuring Officer

Date: November 13, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Waiver and Second Amendment to Credit Agreement dated as of November 6, 2007 among Atari, Inc., the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent

10.2	Trademark License Of The Test Drive Franchise, dated as of November 8, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.3	General Intellectual Property and Proprietary Rights (Other Than Trademark Rights) License Of The Test Drive Franchise, dated as of November 8, 2007, between Atari, Inc. and Infogrames Entertainment S.A.